EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 11, 1997, by and between OutSource International, Inc., a Florida corporation (the "Company"), and Brian Nugent ("Employee").

     WHEREAS, the Company, through its Board of Directors, desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment, as Vice President and General Counsel of Outsource International, Inc. upon the terms subject to this Agreement.

     2. Term. The term ("Term") of this Agreement shall commence on March 11, 1997, and shall continue until terminated in accordance with the terms hereof.

     3. Duties. During his employment hereunder, Employee will serve as the General Counsel of the Company and its affiliates and subsidiaries. Employee shall report directly to the President of the Company and shall serve at his direction. Employee shall perform services as assigned by the President of the Company consistent with the title of General Counsel. Employee shall diligently perform such duties and shall devote his entire business skill, time and effort to his employment and his duties hereunder and shall not during the Term, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties. This shall not, however, preclude Employee from serving on boards of directors of other corporations; provided that such service does not conflict with the duties of Employee hereunder or result in a conflict of interest.

     4. Compensation.

        a. Salary. During his employment hereunder, Employee shall be paid an initial salary of $140,000.00 per year, payable in equal installments not less than monthly ("Base Salary"). The Employee's Base Salary shall be reviewed at least annually by the Board of Directors or any Committee of the Board delegated the authority to review executive compensation.


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        b. Bonus. In addition to Base Salary, Employee shall be entitled to participate in the Company's Stock Option Plan, as amended and restated (the "Stock Option Plan") and, in addition, to participate in a Management Bonus Program, beginning in calendar year 1997, to be established by the Company with an initial targeted bonus for calendar year 1997 of $31,500 for Employee, based upon the achievement of mutually agreed upon goals and objectives (hereafter the "Management Bonus Program").

        c. Insurance. During his employment hereunder, Employee shall be entitled to participate in such health, life, disability and other insurance programs, if any, that the Company may offer to other key executive employees of the Company from time to time.

        d. Other Benefits. During his employment hereunder, Employee shall be entitled to such other benefits, if any, that the Company may offer to other key executive employees of the Company from time to time.

        e. Vacation. Employee shall be entitled to four weeks of vacation leave (in addition to holidays) in each calendar year during the Term, or such additional amount as may be set forth in the vacation policy that the Company shall establish from time to time. Except with respect to vacation time unused as the result of a written request by the Company to postpone a vacation, any unused vacation from one calendar year shall not carry-over to any subsequent calendar year.

        f. Expense Reimbursement. Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company. Such expenses shall include, without limitation, reasonable travel and entertainment expenses, gasoline and toll expenses and cellular phone use charges, if such charges are directly related to the business of the Company.

     5. Grounds for Termination.

     The Board of Directors of the Company may terminate this Agreement for any reason at any time including, without limitation, for "Cause." As used herein, "Cause" shall mean any of the following: (i) an act of willful misconduct or gross negligence by Employee in the performance of his material duties or obligations to the Company; if such act is capable of cure, Employee shall be given notice and such act shall not be deemed a basis for Cause if cured within 60 days after written notice is received by Employee specifying the alleged failure in reasonable detail; (ii) indictment of Employee for a felony involving moral turpitude, whether relating to his employment or otherwise; and (iii) an act of dishonesty or breach of trust on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.

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    6. Termination by Employee.

       Employee may terminate this Agreement with Good Reason. "Good Reason" means:

       a. Without Employee's express written consent, the assignment to Employee of duties inconsistent with Employee's position with the Company as set forth in this Agreement (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities contemplated by paragraph 3.

       b. The Company causes a material change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to the Employee's position as described in paragraph 3.

       c. At any time the Employee is required, without his written consent, to relocate his office more than seventy-five miles from the location of the Company's current corporate headquarters;

       d. The Company decreases the Employee's compensation below the levels provided for by the terms of Section 4(a) (taking into account increases made from time to time in accordance with Section 4);

       e. A material breach of the provisions of this Agreement by the Company (except those set forth in Paragraph 4(a)) and Employee provides at least 15 days prior written notice to at least two members of the Company's Board of Directors (other than Employee) of the existence of such breach and his intention to terminate this Agreement (no such termination shall be effective if such breach is cured during such period or if the Company is in good faith attempting to cure such breach);

       f. The failure of the Company to comply with the provisions of Paragraph 4(a)for an uninterrupted 10 day period; or

       g. The Company materially reduces the Employee's benefits under any employee benefit plan, program or arrangement of the Company (other than a change that affects all employees similarly situated) from the level in effect upon the Employee's commencement or participation.

       h. Notwithstanding anything to the contrary herein, in the event Employee notifies Employer of an intent to terminate his employment pursuant to paragraph 6(a) or (b), Employee shall be entitled to, upon such termination to receive the benefits provided in paragraph 7(b) herein; provided however, that if: (i) Employee continues his employment for a period of one year from the date on which he provided notice under paragraph 6(a) or (b) herein to the Company, or
           (ii) the Company terminates Employee during such one year period other than for Cause, as defined herein, or other than for unsatisfactory performance, as described in paragraph 7(c) herein, upon such termination, employee shall then be entitled to receive the benefits provided under paragraphs 7(b) and 7(c)(i) herein. If during


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


           such one year period, there is a "Change of Control", as defined herein, and (x) Employee is terminated other than for Cause, as defined herein, or (y) if there is Good Reason (as defined in paragraph 6(a)-(g) hereof for Employee to terminate employment hereunder, Employee shall be entitled to receive the benefits provided in paragraph 8 herein. The provisions of this paragraph 6(h) shall not affect Employee's rights under paragraph 6(c)-(g) or 8 hereof, and shall be independent of these provisions. The parties agree that the intent of this paragraph 6(h) is to encourage Employee to remain as an Employee notwithstanding an intent to terminate his employment hereunder pursuant to paragraph 6(a) or (b).

     7. Payment and Other Provisions Upon Termination.

        a. In the event that: Employee's employment with the Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5; or Employee terminates his employment without Good Reason as described in Paragraph 6; then, on or before Employee's last day of employment with the Company:

           i. Salary and Bonus Payments: The Company shall pay in a lump sum to Employee such amount of compensation due to Employee hereunder for services rendered to the Company, as well as compensation for unused vacation time, as has accrued but remains unpaid. Any and all other rights granted to Employee under this Agreement shall terminate as of the date of termination.

           ii. Noncompetition/Nonsolicitation Period. The provisions of Paragraph 14 shall continue to apply with respect to Employee for a period of one year following the date of termination.

        b. In the event that: Employee's employment with the Company (including its subsidiaries) is terminated by the Company for any reason other than for Cause as provided in Paragraph 5, and other than as a consequence of Employee's death, disability, or normal retirement under the Company's retirement plans and practices; or Employee terminates his employment with Good Reason as described in Paragraph 6; then:

          i. Salary and Bonus Payments:

          (A) On or before Employee's last day of employment with the Company, the Company shall pay to Employee, as compensation for services rendered to the Company, a cash amount equal to the sum of (x) one-half (1/2) of the amount of Employee's Base Salary and (y) ninety percent of one-half (1/2) of the amount of the estimated target bonus under the Management Bonus Program as in effect immediately prior to his date of termination (the "Cash Amount").


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          (B)  The final calculation of Employee's target bonus shall be made, and any remaining bonus amount due to Employee paid, in the manner set forth in Section 7.a.i. At the election of the Company, the Cash Amount may be paid to Employee in periodic installments in accordance with the regular salary payment practices of the Company, with the first such installment to be paid on or before Employee's last day of employment with the Company. Notwithstanding the foregoing sentence, the entire Cash Amount shall be paid to Employee during the period not to exceed one year following Employee's last day of employment with the Company. No interest shall be paid with respect to any of the Cash Amount not paid on the Employee's date of termination.

          (C)  For purposes of paragraph 7.b.i., the "Cash Amount" shall mean:
               (1) if the date of termination is on or before October 1, 1997, the sum of Employee's annual base salary reduced by the amount of salary paid through the date of termination and a pro rated amount of the estimated target bonus under the Management Bonus Program; or (2) if the date of termination is after October 1, 1997, the product of one-half times the base salary in effect as of the effective date of the termination plus the Employee's then current estimated target bonus under the Management Bonus Program.

           ii. Benefit Plan Coverage: The Company shall maintain in full force and effect for Employee and his dependents for one year after the date of termination, all life, health, accident, and disability benefit plans and other similar employee benefit plans, programs and arrangements in which Employee or his dependents were entitled to participate immediately prior to the date of termination, in such amounts as were in effect immediately prior to the date of termination, provided that such continued participation is possible under the general terms and provisions of such benefit plans, programs and arrangements. In the event that participation in any benefit plan, program or arrangement described above is barred, or any such benefit plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Employee and his dependents for one year after the date of termination with benefits substantially similar to those that they were entitled to receive under such benefit plans, programs and arrangements immediately prior to the date of termination, or, at the Company's option, a lump sum payment to Employee equal to the Company's cost immediately prior to termination to provide such benefits. If immediately prior to the date of termination the Company provided Employee with any club memberships, Employee will be entitled to continue such memberships at his sole expense. Notwithstanding any time period for continued benefits stated in this Paragraph 7.b.ii, all benefits in this Paragraph 7.b.ii will terminate on the date that Employee becomes an employee of another employer and eligible to participate in the employee benefit plans of such other employer. To the extent that Employee was required to contribute amounts for the benefits described in this Paragraph 7.b.ii prior to his termination, he shall continue to contribute such amounts for such time as these benefits continue in effect after termination.

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


           iii.[INTENTIONALLY OMITTED]

           iv. Savings and Other Plans: Except as otherwise more specifically provided herein or under the terms of the respective plans relating to termination of employment, Employee's active participation in any applicable savings, retirement, profit sharing or supplemental employee retirement plans or any deferred compensation or similar plan of the Company or any of its subsidiaries shall continue only through the last day of his employment. All other provisions, including any distribution and/or vested rights under such plans, shall be governed by the terms of those respective plans.

           v. Noncompetition/Nonsolicitation Period. The provisions of Paragraph 14 shall continue, beyond the time periods set forth in such paragraph, to apply with respect to Employee for the shorter of (x) twelve months following the date of termination or (y) until such time as the Company has failed to comply with the provisions of Paragraph 7.b.i for a an uninterrupted 10-day period and such failure is not cured within 5 days after written notice of such failure is delivered to at least two directors of the Company (other than Employee).

        c. In the event Employee's employment with the Company (including its subsidiaries) is terminated by the Company other than for Cause as provided in Paragraph 5 and other than as a consequence of Employee's death, disability, or normal retirement under the Company's retirement plans and practices, and the reason for such termination is not based upon unsatisfactory performance by Employee of his duties hereunder as stated in written performance evaluations or other written documents prepared by the Company, then the following provision shall apply. This same provision shall also apply if Employee terminates his employment with Good Reason as described in Paragraph 6.

           i. Exercisability of Stock Options. Notwithstanding the vesting period provided for in the Stock Option Plan and any related stock option agreements between the Company and Employee for stock options ("options") and stock appreciation rights ("rights") granted Employee by the Company, all options and stock appreciation rights shall be immediately exercisable upon termination of employment. In addition, Employee will have the right to exercise all options and rights for the shorter of (x) one year following his termination of employment or (y) with respect to each option, the remainder of the period of exercisability under the terms of the appropriate documents that grant such options.

        d. The provisions of this Paragraph 7 shall apply if Employee's employment is terminated prior to or more than three years after the occurrence of a Change of Control (as defined in Paragraph 8.c). From the occurrence of any Change of Control until the second anniversary of such Change of Control, the provisions of Paragraph 8 shall apply in place of this Paragraph 7, except that in the event that after a Change of Control Employee's employment is terminated by Employee without Good Reason or Company terminates Employee for Cause, then the provisions of Paragraph 8 shall not apply and the provisions of Paragraph 7.a shall apply. Termination upon death, disability and retirement are covered by Paragraphs 9, 10, and 11, respectively.

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     8. Payment and Other Provisions after Change of Control.

        a. Salary, Performance Award, and Bonus Payments: In the event Employee's employment with the Company is terminated within three years following the occurrence of a Change of Control (other than as a consequence of his death or disability, or of his normal retirement under the Company's retirement plans and practices) either (x) by the Company for any reason other than for Cause or (z) by Employee with Good Reason as provided in Paragraph 6, then Employee shall be entitled to receive from the Company, the following:

           i. Base Salary. Employee's Base Salary as in effect at the date of termination shall be paid on the date of termination;

           ii. Target Bonus. Ninety percent of the amount of the Employee's estimated target bonus under the Management Bonus Program for the fiscal year in which the date of termination occurs shall be paid on the date of termination; the final calculation of Employee's target bonus shall be made, and any remaining bonus amount due to Employee paid, in the manner set forth in Section 7.a.i.; and

           iii.[OMITTED INTENTIONALLY]

           iv. Other Benefits. All benefits under Paragraphs 7.b.ii, 7.b.iv and 7.c.i shall be extended to Employee as described in such paragraphs.

        b. Noncompetition/Nonsolicitation Period. In the event of a termination under Paragraph 8.a within one year after a Change of Control the provisions of Paragraph 14 shall continue to apply as stated in paragraph 7.b.v.

        c. For purposes of this Agreement, the term "Change of Control" shall mean:

           i. The acquisition, other than from the Company, by any individual, entity or group (within the meaning of ??13(d)(3) or ??14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (any of the foregoing described in this Paragraph 8.c.i hereafter a "Person") of 33% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on
        Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on
        Schedule 13G, unless such Person shall have filed a statement on
        Schedule 13D with respect to beneficial ownership of 33% or more of the

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        Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

           ii. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

           iii. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination; or

           iv. (a) a complete liquidation or dissolution of the Company or (b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

     9. Termination by Reason of Death. If Employee shall die while employed by the Company both prior to termination of employment and during the effective term of this Agreement, all Employee's rights under this Agreement shall

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terminate with the payment of that portion of Base Salary as has accrued but remains unpaid and a prorated amount of targeted bonus under the Company's Management Bonus Program through the month in which his death occurs, plus three additional months of the fixed salary and targeted bonus. The calculation of Employee's target bonus shall be made, and any bonus amount due to Employee paid, in the manner set forth in Section 7.a.i. All benefits under Paragraphs 7.b.ii, 7.b.iv and 7.c.i shall be extended to Employee's estate as described in such paragraphs. In addition, Employee's eligible dependents shall receive continued benefit plan coverage under Paragraph 7.b.ii for three months from the date of Employee's death.

     10. Termination by Disability. Employee's employment hereunder may be terminated by the Company for disability. In such event, all Employee's rights under this Agreement shall terminate with the payment of that portion of Base Salary as has accrued but remains unpaid as of the thirtieth (30th) day after such notice is given except that all benefits under Paragraphs 7.b.ii, 7.b.iv and 7.c.i shall be extended to Employee as described in such paragraphs, provided, however, that, with respect to Paragraph 7.b.ii, the period for continued benefit plan coverage shall be limited to six months from the date of termination. In addition, the noncompetition and nonsolicitation provisions of Paragraph 14 shall continue to apply to Employee for a period of six months from the date of termination. For purposes of this Agreement, "disability" is defined to mean that, as a result of Employee's incapacity due to physical or mental illness:

        a. Employee shall have been absent from his duties as an officer of the Company on a substantially full-time basis for six (6) consecutive months; and

        b. Within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties as an officer of the Company on a full-time basis.

     11. Retirement. It is expected that the Compensation Committee of the Company's Board of Directors will develop a benefit plan for retirement. It is expected that Employee's rights upon retirement will be specifically described in such retirement benefit plan. If retirement benefits for Employee are not specifically described in such plan, the Company shall provide Employee upon retirement benefits no lesser than the highest level of benefits accorded any other retiring executive officer during the five year period immediately preceding Employee's retirement.

     12. Indemnification. If litigation shall be brought to enforce or interpret any provision contained herein, the non-prevailing party shall indemnify the prevailing party for reasonable attorney's fees (including those for negotiations, trial and appeals) and disbursements incurred by the prevailing party in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the prevailing party calculated at the generally prevailing NationsBank of Florida, N.A. base rate of interest charged to its commercial customers in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

     13. [Intentionally Omitted]


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     14. Noncompetition and Nonsolicitation.

        a. The nature of the system and methods employed in the Company's business is such that Employee will be placed in a close business and personal relationship with the customers of the Company and be privy to confidential customer usage and rate information. Accordingly, at all times during the term of this Agreement and for a period of one (1) year immediately following the termination of Employee's employment hereunder (the "Noncompetition and Nonsolicitation Period") for any reason whatsoever, and for such additional periods as may otherwise be set forth in this Agreement in reference to this Paragraph 14, so long as the Company continues to carry on the same business, Employee shall not, for any reason whatsoever, directly or indirectly, for himself or on behalf of, or in conjunction with, any other person, persons, company, partnership, corporation or business entity:

           i. Call upon, divert, influence or solicit or attempt to call upon, divert, influence or solicit any customer or customers of the Company nationwide;

           ii. Divulge the names and addresses or any information concerning any customer of the Company;

           iii. Disclose any information or knowledge relating to the Company, including but not limited to, the Company's system or method of conducting business to any person, persons, firms, corporations or other entities unaffiliated with the Company, for any reason or purpose whatsoever;

           iv. Own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of the same, similar or related line of business as that carried on by the Company ("Competition") within a radius of fifty (50) miles from Employee's principal office.

        b. The time period covered by the covenants contained in this Paragraph 14 shall not include any period(s) of violation of any covenant or any period(s) of time required for litigation to enforce any covenant.

        c. The covenants set forth in this Paragraph 14 shall be construed as an agreement independent of any other provision in this Agreement and existence of any potential or alleged claim or cause of action of Employee against the Company, whether predicted on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained herein. An alleged or actual breach of the Agreement by the Company shall not be a defense to enforcement of the provisions of this Paragraph 14.

        d. Employee acknowledges that he has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Company's business. In the event that these geographical or temporal restrictions are judicially determined to be


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     unreasonable, the parties agree that these restrictions shall be judicially reformed to the maximum restrictions which are reasonable.

        e. Notwithstanding anything to the contrary contained herein, in the event that Employee engages in Competition, or any conduct expressly prohibited by this Paragraph 14 at any time during the Noncompetition and Nonsolicitation Period for any reason whatsoever, Employee shall not receive any of the termination benefits he otherwise would be entitled to receive pursuant to Paragraphs 7.b., 7.c., 8.a. and 10 hereof.

     15. Confidentiality.

        a. Nondisclosure. Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's business. Accordingly, except in connection with the performance of his duties hereunder, Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition or prospects, the Company's customers, the design, development, manufacture, marketing or sale of the Company's products or the Company's methods of operating its business (collectively "Confidential Information"). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Employee.

        b. Return of Confidential Information. Upon termination of Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

        c. Books and Records. All books, records and accounts whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

     16. Injunction/Specific Performance Setoff. Employee acknowledges that a breach of any of the provisions of Paragraphs 14 or 15 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a


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

decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further agrees that, except as otherwise provided in Paragraph 13 hereof, the Company may set off against or recoup from any amounts due under this Agreement to the extent of any losses incurred by the Company as a result of any breach by Employee of the provisions of Paragraphs 14 or 15 hereof.

     17. Severability: Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. Successors: This Agreement shall be binding upon Employee and inure to his and his estate's benefit, and shall be binding upon and inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by:
Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation or sale of substantially all of the assets of the Company. The foregoing sentence shall not be deemed to have any effect upon the rights of Employee upon a Change of Control.

     19. Controlling Law: This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Florida.

     20. Notices. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

     To the Company:                 OutSource International, Inc.
                                     1144 East Newport Center Drive
                                     Deerfield Beach, Florida 33442
                                     Attention: General Counsel

     To Employee:                    Brian Nugent



     21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto.

     22. Waiver. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party.

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


     23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute a single agreement.

     24. Interpretation. In the event of a conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee's termination, the rights and duties set forth in this Agreement shall control.

     25. Certain Limitations on Remedies. Paragraph 7.b provides that certain payments and other benefits shall be received by Employee upon the termination of Employee by the Company other than for Cause and states that these same provisions shall apply if Employee terminates his employment for Good Reason. It is the intention of this Agreement that if the Company terminates Employee other than for Cause (and other than as a consequence of Employee's death, disability or normal retirement) or if Employee terminates his employment with Good Reason, then the payments and other benefits set forth in Paragraph 7.b shall constitute the sole and exclusive remedies of Employee. This Paragraph 25 shall have no effect upon the provisions of Paragraph 8 of this Agreement.

     IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.


                                        COMPANY:

                                        OUTSOURCE INTERNATIONAL, INC.


                                        By: /s/ Paul Burrell
                                            ----------------
                                        Its:    President



                                        EMPLOYEE:


                                        /s/ Brian Nugent
                                        -----------------
                                        Name: Brian Nugent


                                       13